Exhibit 99.2

Litmus Media, Inc.

and Subsidiaries

Consolidated Financial Statements for the

Three Months Ended March 31, 2006 and
2005

Exhibit A

Litmus Media, Inc. and Subsidiaries

Consolidated Balance Sheets (Unaudited)

March 31, 2006 and 2005

	2006	2005

Assets
Current Assets
Cash	$320,311	$45,595
Accounts receivable	2,281,692	759,075
Deposits	6,500	—

Total Current Assets	2,608,503	804,670

Furniture and Equipment	63,701	22,650
Accumulated Depreciation	(13,554)	(3,237)

Total Furniture and Equipment, Net	50,147	19,413

Total Assets	$2,658,650	$824,083

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$1,604,867	$472,358
Other payable	120,903	21,654
	1,725,770	494,012
Stockholders’ Equity
Common stock, no par value; 30,000 shares authorized, 30,000 shares issued and outstanding	—	—
Retained earnings	932,880	330,071

Total Liabilities and Stockholders’ Equity	$2,658,650	$824,083

Exhibit B

Litmus Media, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

Three Months Ended March 31, 2006 and 2005

	2006	2005

Net Sales	$3,447,817	$1,362,985

Cost of Sales	2,359,198	878,966

Gross Profit	1,088,619	484,019

Operating Expenses	409,193	51,521

Interest Income	(377)	—

Net Income	$679,803	$432,498

The accompanying notes are an integral part of the consolidated financial statements

Exhibit C

Litmus Media, Inc. and Subsidiaries

Consolidated Statements of Retained Earnings (Unaudited)

March 31, 2006 and 2005

	2006	2005

Beginning retained earnings	$1,059,410	$356,901
Net income	679,803	432,498
Distributions to stockholders	(806,333)	(459,328)

Ending Retained Earnings	$932,880	$330,071

The accompanying notes are an integral part of the consolidated financial statements

Exhibit D

Litmus Media, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

Three Months Ended March 31, 2006 and 2005

	2006	2005

Cash Flows from Operating Activities
Net income	$679,803	$432,498
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,983	1,797
Increase in accounts receivable	(893,005)	103,269
Increase in accounts payable	689,652	(101,225)
Increase in other assets	(6,500)	—
Increase in other payable	117,756	21,654

Net Cash Provided by Operating Activities	592,689	457,993

Net Cash Used in Investing Activities -
Purchase of furniture and equipment	(25,754)	(16,806)

Net Cash Used in Financing Activities -
Distributions to stockholders	(806,333)	(459,328)

Net Decrease in Cash	(239,398)	(18,141)

Cash, Beginning of Year	559,709	63,736

Cash, End of Year	$320,311	$45,595

Litmus Media, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

Three Months Ended March 31, 2006 and 2005

Note 1 - Nature of Operations

Litmus Media, Inc. and its wholly owned subsidiaries, ValidClick, Inc. and Second Bite, LLC, (the “company”) have built click-fraud protected advertising distribution technologies that provide integrated solutions for performance-based advertising, search marketing and e-retailing industries through the company-owned and various publisher-owned web search engines. Second Bite, LLC primarily provides merchants with patent-pending order abandonment recovery technologies, a technology that identifies the products abandoned in shopping carts by prospective customers of the merchants and coupon/product feed distribution services. The company also uses its proprietary technologies to develop and operate leading local directories, shopping search engine and publisher-based web search engine. Litmus Media, Inc. and ValidClick, Inc. are S corporations. Second Bite, LLC is a limited liability company.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the company and its wholly owned subsidiaries, ValidClick, Inc. and Second Bite, LLC. Intercompany accounts and transactions have been eliminated.

Aspects of the Limited Liability Company

Litmus Media, Inc.’s liability in Second Bite, LLC is limited to its capital invested. As a single member LLC, Second Bite, LLC’s net income (loss) flows through to Litmus Media, Inc. for financial statement and tax reporting purposes.

Accounts Receivable

Receivables are carried at original invoice or closing statement amount less estimates made for doubtful receivables. Generally, for billings to significant customers, any possible disputes in billing are discussed and negotiated prior to issuance of sales invoices. Accordingly, as of March 31, 2006 and 2005, no allowances for doubtful accounts were considered necessary. For other accounts receivable, management determines the allowances for doubtful accounts by reviewing and identifying troubled accounts on a monthly basis and by using historical experience applied to an aging of accounts. A receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 60 days. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Use of Estimates and Critical Accounting Policies

Accounting principles generally accepted in the United States of America require the management of the company to make estimates and assumptions in the preparation of these financial statements that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

The most significant area that requires management judgment is revenue recognition. The accounting policies for this area are discussed below.

Revenue Recognition. The company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements.”  Under SAB 104, the company recognizes revenue when the following criteria have been met:  persuasive evidence of an arrangement exists, the fees are fixed and determinable, no significant company obligations remain and collection of the related receivable is reasonably assured. Revenue is recognized when the related services are performed, provided that no significant company obligations remain, the collection of the resulting receivable is reasonably assured and the fees are fixed and determinable.

In accordance with Emerging Issues Task Force Issue 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”), the company records as revenue the gross amount received from advertisers and the amount paid to the publishers placing the advertisements as cost of sales.

Revenue from company owned and affiliate networks are based on “per click” basis and is recognized once the action is taken.

Depreciation and Amortization

Furniture and equipment are carried at cost. When retired or otherwise disposed of, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference, less any amount realized from disposition, is reflected in earnings. Maintenance and repairs are charged to operating expenses. Costs of significant improvements and renewals are capitalized. The company provides for depreciation of furniture and equipment using the straight-line method of accounting, using a three-year expected life.

Income Taxes

Because of the pass-through of income and expense to the owners, federal income taxes are not provided for, or payable by, the company.

Note 3 - Cash

The company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The company has not experienced any losses in such accounts. The company believes it is not exposed to any significant credit risk on cash.

Note 4 - Advertising Expense

Advertising costs are expensed as incurred, and were $31,550 and $7,743 for the three months ended March 31, 2006 and 2005, respectively.

Note 5 - Concentrations

For the three months ended March 31, 2006 and 2005, sales to one major customer amounted to more than 10% of total sales. The amount of revenue from such customer was approximately $3,300,000 and $1,279,000 during the three months ended March 31, 2006 and 2005, respectively. The receivable balances from this major customer were approximately $2,217,000 and $759,000 as of March 31, 2006 and 2005, respectively.

Note 6 - Subsequent Event

On April 4, 2006, the company and CGI Holding Corporation doing business as Think Partnership (“THK”), a Nevada corporation, merged. Accordingly, the company has become a wholly owned subsidiary of THK.